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                                                               EXHIBIT 23.2

               CONSENT OF FREDERICK C. SUMMERS, III, P.C.

     We hereby consent to the references to this firm in the prospectus, including the references to this firm under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the prospectus.


                                        /s/ Frederick C. Summers, III, P.C.
                                        ------------------------------------
                                        Frederick C. Summers, III, P.C.

Dallas, Texas
February 27, 1998